Registration No. 33-68488
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              _________________

                      Post Effective Amendment No. 1 to

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              _________________

                                 HUNTCO INC.
           (Exact name of registrant as specified in its charter)

        Missouri                                 43-1643751
(State or other jurisdiction       (I.R.S. Employer Identification No.)
of incorporation or organization)

                     14323 South Outer Forty, Suite 600 N.
                        Town & Country, Missouri 63017
              (Address of Principal Executive Offices)  (Zip Code)

                     Huntco Inc. 1993 Incentive Stock Plan
                           (Full title of the plan)
                               _________________

                              Robert J. Marischen
                   Vice Chairman and Chief Executive Officer
                                  Huntco Inc.
                     14323 South Outer Forty, Suite 600 N.
                        Town & Country, Missouri 63017
                    (Name and address of agent for service)

                                (314) 878-0155
          (Telephone number, including area code, of agent for service)


                                    PART II

     On September 7, 1993, Huntco Inc. (the "Company") registered under the Securities Act of 1933, as amended, the offering of 750,000 shares of its Class A common stock, par value $.01 per share (the "Class A Common Stock") pursuant to awards to be made under the Huntco Inc. 1993 Incentive Stock Plan (the "Offering"). The Offering was registered on Form S-8 and the Securities Act file number relating to that offering is 33-68488 (the "Registration Statement"). Options to purchase 2,000 shares of Class A Common Stock have been exercised so that 748,000 shares of Class A Common Stock remain unsold as of the date hereof. The Company desires to terminate the Offering. Accordingly, the Company hereby removes from registration by means of this Post Effective Amendment No. 1, 748,000 shares of Class A Common Stock that are the subject of the Registration Statement.



                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Town & Country, State of Missouri, on February 4, 2002.

                                        HUNTCO INC.
                                        (Registrant)


                                        By: /S/ Robert J. Marischen
					    ---------------------------
                                            Robert J. Marischen
                                            Vice Chairman
                                            and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                       Date

/S/Robert J. Marischen  Vice Chairman, Chief        February 4, 2002
----------------------- Executive Officer and
Robert J. Marischen     President (Principal
                        Executive Officer)

/S/ B.D. Hunter         Chairman of the Board       February 4, 2002
-----------------------
B.D. Hunter

/S/ Paul M. Green       Vice President and Chief    February 4, 2002
----------------------- Financial Officer
Paul M. Green           (Principal Financial and
                        Accounting Officer)

/S/ Donald E. Brandt    Director                    February 4, 2002
-----------------------
Donald E. Brandt

/S/ James J. Gavin, Jr. Director                    February 4, 2002
-----------------------
James J. Gavin, Jr.

/S/ Michael M. McCarthy Director                    February 4, 2002
-----------------------
Michael M. McCarthy